DPL Inc.

                               1065 Woodman Drive
                               Dayton, Ohio 45432
                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 9, 2003
                                -----------------

To Shareholders of
DPL Inc.:

     The Annual Meeting of Shareholders of DPL Inc. will be held at Fort Recovery Elementary/Middle School, 865 Sharpsburg Road, Fort Recovery, Ohio on Wednesday, April 9, 2003, at 1:30 p.m.

     The business of the meeting will be:

     1. To elect three directors of DPL Inc., each of whom shall serve for a term of three years.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of common shares of record at the close of business on February 11, 2003 are entitled to vote at the meeting.

     If you are a holder of common shares and will not be present personally, please mark, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible so that the presence of a quorum may be assured and unnecessary expense avoided. Giving the proxy will not affect your right to vote in person if you attend the meeting.

     Your vote is important to us and we thank you for your prompt response and continued interest in DPL Inc.

                                        Sincerely,

                                        /s/ ARTHUR G. MEYER

                                        ARTHUR G. MEYER
                                        Vice President and Secretary

Dayton, Ohio
March 1, 2003

                                    DPL Inc.
                     1065 Woodman Drive, Dayton, Ohio 45432

                                -----------------
                                 PROXY STATEMENT
                                -----------------

     This Proxy Statement is furnished to you and other shareholders of DPL Inc. in connection with the solicitation of proxies by its Board of Directors to be used at the Annual Meeting of Shareholders to be held at Fort Recovery Elementary/Middle School, 865 Sharpsburg Road, Fort Recovery, Ohio on April 9, 2003 at 1:30 p.m. and any adjournments thereof. At the close of business on February 11, 2003, the record date for the Annual Meeting, DPL Inc. had outstanding 126,501,404 common shares and 6,600,000 Series B voting preferred shares. Only holders of common shares and Series B voting preferred shares on such record date are entitled to vote at the Annual Meeting, and each such shareholder is entitled to one vote per share.

     All common shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted "FOR" the proposals as listed. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise.

     All expenses in connection with this solicitation of proxies will be paid by DPL Inc. Proxies will be solicited principally by mail but directors, officers, and certain other individuals specified by DPL Inc. may personally solicit proxies. In addition, DPL Inc. has retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in the solicitation of proxies. DPL Inc. will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners and will pay Georgeson Shareholder Communications Inc. a fee of approximately $12,000, plus out-of-pocket expenses.

     This Proxy Statement together with the accompanying proxy card were first mailed to common shareholders on or about March 3, 2003.

                             BUSINESS OF THE MEETING

1. Election of Directors

     The Regulations of DPL Inc. provide for the classification of Directors into three classes, with each class being of approximately equal size and in no event shall any class contain fewer than three directors nor more than four directors. The term of each directorship is three years and the terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The Board is presently authorized to consist of ten directors and one advisory director. These directors are also directors of DP&L. Three directors are to be elected this year to serve until the Annual Meeting of Shareholders in 2006 or until their successors are duly elected and qualified.

     Mr. Burnell R. Roberts and Mr. David R. Holmes, who are in the Class of 2003, will be retiring as Directors at the end of their terms in April, and Mr. Allen M. Hill, who is in the Class of 2004, retired from the Board of Directors and as President and Chief Executive Officer of DPL Inc. effective January 1, 2003. Messrs. Roberts, Holmes and Hill have collectively served as Directors for 39 years, making significant and lasting contributions during a very challenging and successful period of your Company's history. We offer our sincere appreciation to these gentlemen on behalf of all of our Shareholders, Directors, Customers and Employees and wish them well in their future endeavors. Their wisdom and leadership will be greatly missed. Mr. Stephen F. Koziar, Jr., President and Chief Executive Officer of DPL Inc., has been appointed to the Board to fill Mr. Hill's position. Mr. George R. Roberts will participate as an advisory director in 2003.

     Mr. Wallace Creek will stand for election to his first term as a member of the Class of 2006. Mr. Creek had a long and distinguished career with General Motors Corporation, moving through various financial positions in the Pontiac Motor Division, Corporate Finance, the Cadillac Motor Car Division and GM Espana. Mr. Creek was appointed Controller of the Inland Division in 1986, and most recently was elected Controller of General Motors Corporation in 1992, the position he held until his retirement in 2002. Mr. Creek is currently Senior Vice President of Collins & Aikman Corporation in Detroit, Michigan. Collins & Aikman Corporation produces cockpit modules and automotive floor and acoustic systems and related products.

     Mr. Michael W. Grebe will stand for election to his first term as a member of the Class of 2006. Since joining Foley and Lardner in Milwaukee, one of the country's largest law firms, in 1970, Mr. Grebe was a Partner for more than twenty-five years, and Chairman and Chief Executive Officer the last eight years. His practice concentrated on corporate and financial law, with extensive experience in dealing with banking and insurance issues. He was elected President and Chief Executive Officer of the Lynde and Harry Bradley Foundation in 2001. The Lynde and Harry Bradley Foundation, Milwaukee, Wisconsin, is a grant-making institution supporting programs and studies to improve community life through increasing cultural and educational opportunities, economic development and effective humane social and health services.

     The business experience and community leadership of each of these individuals will be a valuable asset to DPL Inc. shareholders.

     Unless specifically instructed to the contrary, the Proxy Committee named in the enclosed form of proxy will vote all duly executed proxies "FOR" the election of the nominees named below. Should any nominee become unable to accept nomination or election, the Proxy Committee will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee. The following information regarding the nominees and the other directors continuing in office is based on information furnished by them:

           Nominees for Director for Three-year Term Expiring in 2006

                                                                 Common Shares
                                                              Beneficially Owned
Principal Occupation and Other Information                  at February 11, 2003(1)
   --------------------------------------------------------------------------------
[PHOTO OF WALLACE CREEK]

WALLACE CREEK, Age 63.                                                   --
   Senior Vice President, Collins & Aikman Corporation,
   Detroit, Michigan, cockpit modules and automotive
   components manufacturers.
   Director: Columbus McKinnon Corporation, Quantom
   Technologies, Inc.

[Photo of Michael W. Grebe]

MICHAEL W. GREBE, Age 61.                                                --
   President and Chief Executive Officer, The Lynde and
   Harry Bradley Foundation, Milwaukee, Wisconsin, grant-
   making institution.
   Director: Oshkosh Truck Corporation, Milwaukee Brewers
   Baseball Club.

[PHOTO OF ERNIE GREEN]

   ERNIE GREEN, Age 64, Director since 1991.                        130,742
   President and Chief Executive Officer, Ernie Green
   Industries, Dayton, Ohio, automotive components
   manufacturer.
   Director: Pitney Bowes Inc., Eaton Corp.

                                                                       Common Shares
                                                                    Beneficially Owned
Principal Occupation and Other Information                        at February 11, 2003(1)
-----------------------------------------------------------------------------------------
                                        Class of 2004
-----------------------------------------------------------------------------------------
[PHOTO OF THOMAS J. DANIS]

THOMAS J. DANIS, Age 53, Director since 1989.                              140,958
   Chairman and Chief Executive Officer, The Danis
   Companies, Dayton, Ohio, construction, real estate
   and environmental services.

[PHOTO OF W AUGUST HILLENBRAND]

W AUGUST HILLENBRAND, Age 62, Director since 1992.                         111,341
   Chief Executive Officer, Hillenbrand Capital Partners,
   Retired President and Chief Executive Officer, Hillenbrand
   Industries, Batesville, Indiana, a diversified public holding company that manufactures caskets, hospital furniture,
   hospital supplies and provides funeral planning services.
   Director: Hillenbrand Industries, Pella Corporation.
   Trustee: Batesville Girl Scouts.
   Trustee Emeritus: Denison University.

[PHOTO OF STEPHEN F. KOZIAR]

STEPHEN F. KOZIAR, JR., Age 58, Director since 2002.                       202,988(2)
   President and Chief Executive Officer, DPL Inc.
   and The Dayton Power and Light Company.
   Board Member: The Miami Valley Council of Boy Scouts
   of America, Ohio Electric Utility Institute and The Dayton
   Power and Light Company Foundation.

[PHOTO OF SCOTT M. STUART]

SCOTT M. STUART, Age 43, Director since 2000.                               55,302(4)
   Member, KKR & Co. LLC, New York City,
   investment company.
   Director: Borden, Inc., The Boyds Collection, Ltd.

                                                                      Common Shares
                                                                   Beneficially Owned
Principal Occupation and Other Information                       at February 11, 2003(1)
----------------------------------------------------------------------------------------
                                       Class of 2005
----------------------------------------------------------------------------------------
[PHOTO OF JAMES F. DICKE]

JAMES F. DICKE, II, Age 57, Director since 1990.                       243,993
   President, Crown Equipment Corporation, New Bremen,
   Ohio, international manufacturer and distributor of electric lift trucks and material handling products.
   Director: Gulf States Paper Co.
   Trustee: Trinity University, Culver Educational Foundation.
   Commissioner: Smithsonian American Art Museum

[PHOTO OF PETER H. FORSTER]

PETER H. FORSTER, Age 60, Director since 1979.                         912,519(3)
   Chairman, DPL Inc. and The Dayton Power and
   Light Company.
   Chairman: Miami Valley Research Foundation.
   Director: Amcast Industrial Corp.
   Trustee: F.M. Tait Foundation.

[PHOTO OF JANE G. HALEY]

JANE G. HALEY, Age 72, Director since 1978.                            162,540
   President and Chief Executive Officer, Gosiger, Inc.,
   Dayton, Ohio, national importer and distributor of
   machine tools.
   Director: The Ultra-Met Company, Urbana, Ohio, ONA
   America, Dayton, Ohio.
   Trustee: University of Dayton, Chaminade-Julienne High
   School, Dayton, Ohio.
   Member: Dayton Development Coalition, Area Progress
   Council.

                                                                   Common Shares
                                                                Beneficially Owned
Principal Occupation and Other Information                    at February 11, 2003(1)
-------------------------------------------------------------------------------------
                                    Advisory Director
-------------------------------------------------------------------------------------
[PHOTO OF GEORGE R. ROBERTS]

GEORGE R. ROBERTS, Age 59, Director since 2000.                      55,041(4)
   Partner, Kohlberg Kravis Roberts & Co. L.P. and
   Managing Member of KKR & Co. LLC, New York City,
   investment company.
   Director: Borden, Inc., The Boyds Collection, Ltd.,
   KinderCare Learning Center, Inc., KSL Recreation Group,
   Inc., Owens-Illinois, Inc., PRIMEDIA, Inc., Safeway Inc.,
   Willis Group Holdings Limited.
   Trustee: Claremont McKenna College, Culver Military
   Academy.
   Board Member: San Francisco Symphony, San Francisco
   Ballet, Fine Arts Museum.

----------------------
(1) The number of shares shown represents in each instance less than 1% of the outstanding common shares. There were 2,962,550 shares and share units, or 2.3% of the total number of common shares, beneficially owned by all directors and executive officers of DPL Inc. and DP&L as a group at February 11, 2003, excluding shares beneficially owned by an affiliate of KKR. See note (4) below. The number of shares shown includes (i) common shares transferred to the Master Trust for non-employee directors pursuant to the Directors' Deferred Stock Compensation Plan, (ii) 50,000 common shares subject to presently exercisable options for each non-employee director except Mr. Forster and (iii) share units with no voting rights held by non-employee directors under the Directors' Deferred Compensation Plan as follows: Mr. Danis 41,737 units, Mr. Hillenbrand 30,177 units, Mr. Stuart 5,302 units, Mr. Dicke 39,302 units, Mrs. Haley 40,957 units, Mr. Green 33,360 units and Mr. Roberts 5,041 units.
(2) The number of shares shown for Mr. Koziar includes 16,554 common shares and 186,434 Restricted Share Units with no voting rights.
(3) The number of shares shown for Mr. Forster includes 45,276 common shares and 906,165 Restricted Share Units with no voting rights.
(4) Excludes 31,560,000 common shares subject to warrants and 6,600,000 Series B voting preferred shares beneficially owned by Dayton Ventures LLC, an affiliate of KKR. George R. Roberts and Scott M. Stuart disclaim beneficial ownership of all such shares. See "Security Ownership of Certain Beneficial Owners."

     Scott M. Stuart and George R. Roberts are the KKR designees pursuant to the Securityholders and Registration Rights Agreement among DPL Inc., Dayton Ventures LLC and Dayton Ventures, Inc. This agreement gives affiliates of KKR the right to designate one person for election to, and one person to attend as a non-voting observer at all meetings of the DPL Inc. and DP&L Boards of Directors for as long as Dayton Ventures LLC and its affiliates continue to beneficially own at least 12,640,000 common shares of DPL Inc., including shares issuable upon exercise of the warrants.

     The three candidates receiving the greatest number of votes will be elected as directors. Abstentions and broker non-votes will be treated as non-votes.

     Under Ohio law, if a shareholder gives written notice to the President, a Vice President or the Secretary, not less than 48 hours before the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by or on behalf of the shareholder giving such notice, then shareholders will be entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of their shares, or to distribute their votes on the same principle among two or more candidates. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the Proxy Committee will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the Proxy Committee may determine.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires DPL Inc.'s directors and executive officers to file reports of ownership and changes of ownership of DPL Inc. Common Shares with the Securities and Exchange Commission. DPL believes that during fiscal 2002, all filing requirements applicable to its directors and executive officers were met. Mrs. Jane G. Haley filed a late Form 4 reporting two purchases of DPL Inc. Common Shares in February 2003.

Information Concerning the Board of Directors and its Committees for 2002

     The Board of Directors of DPL Inc. met on eleven occasions and the Board of Directors of DP&L met on six occasions during 2002. The three standing committees of DPL Inc.--Executive, Finance and Audit Review and Compensation and Management Review--held seventeen meetings in total and the standing committee of DP&L--Community and External Relations--met two times in total.

                         COMMITTEES OF DPL INC. AND DP&L

Executive Committee

     This Committee consists of the following non-employee members of the
Board: Peter H. Forster, Chairman, James F. Dicke, II, W August Hillenbrand, Burnell R. Roberts and Scott M. Stuart. Allen M. Hill was a non-voting member.

     The principal duties of this Committee include evaluating executive management development, succession and organizational structure in addition to director selection, tenure and succession. This Committee also serves on a standby basis for use in an emergency which requires immediate action. This Committee met five times during 2002.

     The non-employee members of the Executive Committee act as a nominating committee for the Board of Directors and endeavor to identify, seek out, and if necessary actively recruit, the best available candidates who, in the judgment of the Committee, have the character, education, training, experience and proven accomplishments which give promise of significant contribution to the responsible and profitable conduct of DPL Inc.'s business in the interest of all shareholders, customers and employees. This Committee considers qualified nominees submitted to DPL Inc. by shareholders.

Community and External Relations Committee

     This Committee consists of the following non-employee members of the
Board: Jane G. Haley, Chairman, Thomas J. Danis, Peter H. Forster, Ernie Green and David R. Holmes. Allen M. Hill was a non-voting member.

     The Community and External Relations Committee provides for a periodic review of DP&L's relations with all sectors of the community with which it is vitally concerned--shareholders, customers, governmental bodies and agencies, political groups, regulatory agencies, elected officials and the media. This Committee met two times during 2002.

Finance and Audit Review Committee

     This Committee consists of the following non-employee members of the
Board: Thomas J. Danis, Chairman, Ernie Green, Jane G. Haley and David R. Holmes. Committee members are independent as defined by the applicable listing standards of the NYSE.

     The Finance and Audit Review Committee oversees the financial plans, approves the terms and conditions of financial arrangements and recommends to the Board of Directors such actions and policies that will best accommodate DPL Inc.'s objectives and operating strategies while maintaining its sound fiscal health. It also provides direct communication between DPL Inc.'s internal auditors, the independent auditors, PricewaterhouseCoopers LLP, and the Board of Directors. It is intended to assure the independent auditors the freedom, cooperation and opportunity necessary to accomplish their functions. It is also intended to assure that appropriate action is taken on the recommendations of the auditors. This Committee met eight times during 2002.

Finance and Audit Review Committee Report

     The Finance and Audit Review Committee (the "Committee") of the Board of Directors of DPL Inc. is comprised of four non-management Directors and operates under a written charter attached as an Appendix.

     During 2002 meetings of the Committee, audited financial statements were reviewed and discussed with management and PricewaterhouseCoopers LLP, DPL Inc.'s independent accountants. Based on these discussions, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2002 be included in the DPL Inc. Annual Report on Form 10-K.

     Additionally, the Committee discussions held with PricewaterhouseCoopers LLP included those matters required by Statement on Auditing Standards No. 61. The Committee received from PricewaterhouseCoopers written disclosure and a letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with PricewaterhouseCoopers LLP.

                                        Finance and Audit Review Committee

                                        Thomas J. Danis, Chairman
                                        Jane G. Haley
                                        David R. Holmes
                                        Ernie Green

Compensation and Management Review Committee

     This Committee consists of the following non-employee members of the
Board: Burnell R. Roberts, Chairman, James F. Dicke, II, W August Hillenbrand and Scott M. Stuart.

     The Compensation and Management Review Committee has the broad responsibility to see that the officers and key management personnel of DPL Inc. and its subsidiaries perform in accordance with corporate objectives, and are compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive. The Committee administers the deferred, incentive and long-term compensation and stock option plans for directors and officers. This Committee met four times during 2002.

Corporate Governance

     In 2002, DPL conducted a rigorous review of its corporate governance guidelines and policies to ensure that DPL's Code of Business Conduct and Corporate Governance Guidelines are consistent with the highest standards and most contemporary thinking on issues of corporate governance and conduct. In January of 2003, DPL's Board adopted an amended Code of Business Conduct and new Corporate Governance Guidelines that are consistent with the requirements of the new federal legislation generated by the Sarbanes-Oxley Act of 2002.

     DPL is well ahead of the government's prescribed timetable for the implementation of many of the new requirements and recommendations. Among the changes adopted was the reorganization of the Board Committees and the election of a Lead Director as outlined below.

Board Committees for 2003

     Beginning in 2003, the Board reorganized into four committees: Finance and Audit Review Committee, Nominating and Corporate Governance Committee, Compensation Committee and Community and External Relations Committee. Each committee has its own charter. All of the members of these committees are independent directors, as defined by law and New York Stock Exchange listing standards. The Board may from time to time, establish or maintain additional committees as necessary or appropriate. The Board has also elected a Lead Director, Ernie Green, who will preside over all executive sessions of non-management directors.

     Finance and Audit Review Committee: The Finance and Audit Review Committee oversees the Company's auditing, accounting, financial reporting and internal control functions, appoints the Company's independent accounting firm and approves its services. A copy of the Charter of the Finance and Audit Committee is included herein.

     Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee considers and recommends to the Board nominees for officers and nominees for election as directors, including nominees recommended by stockholders, and oversees evaluation of the Board and management, provides input on setting goals and developing strategies to achieve employee diversity and oversees the implementation of these strategies and evaluates their results, and develops and recommends corporate governance policies to the Board and oversees implementation. During intervals between Board meetings, this committee exercises all of the powers of the Board except as provided in the committee's charter.

     Compensation Committee: The Compensation Committee makes recommendations to the Board concerning senior officers' compensation and equity incentive and other benefit plans.

     Community and External Relations Committee: The Community and External Relations Committee oversees relations with various members of the community and reports its findings to the Board.

                             EXECUTIVE COMPENSATION

Compensation Report on Executive Compensation

     DPL Inc. has designed its executive compensation programs to create a strong and direct link between the compensation paid to senior executives, and current and long term levels of company performance. The program also recognizes each executive's individual contribution to that performance. Toward that end, the Compensation and Management Review Committee (the "Committee") annually reviews individual executive performance and evaluates, with its outside compensation consultant, the executive compensation program.

     The three components of DPL's Executive Compensation Program are Base Salary, Annual Cash Incentives, and Stock Options.

     With the change in the utility industry from a regulated business to a customer choice business, Base Salary is based either on general industry median compensation or a combination of utility and general industry depending on function. In 2002, Base Salary was based solely on general industry median compensation. Base Salary is subject to annual review and is adjusted based on competitive movement, executive experience, operational performance, and individual strategic contributions. 2002 increases were made to all executive officers based on these criteria.

     2002 Annual Cash Incentives were based on achieving individual operating and financial targets such as managing operating and capital budgets, optimizing operating efficiency, managing fuel costs, and ensuring customer satisfaction. Measures and weightings differed from each executive based upon functional responsibility. Some operational and financial targets were shared. Target incentive awards ranged from thirty to seventy percent of base salary depending upon the executive's position based on general industry median levels. Annual incentives payouts are capped at one hundred and fifty percent (150%) of target. Performance targets for 2002 were generally met by all executives. However, the Committee used its discretion to reduce actual payouts for the Chief Executive Officer and most positions below target incentive levels, taking into consideration the state of the electric utility industry.

     Long-term compensation consisted of the Stock Option Plan adopted by shareholders in 2000. It replaced the annual Management Stock Incentive Plan ("MSIP") and the Supplemental Executive Retirement Plan that had been in place prior to 2000. Mr. Forster, Mr. Hill, Mr. Koziar and Mr. Santo were granted options in 2000, when the plan was introduced, based on competitive general industry levels. The initial grant covered a three-year period and vests over five years. Mr. Forster and Mr. Koziar also received stock options in 2002. The options were granted to recognize Mr. Koziar's promotion and the additional responsibilities of both executives.

     DPL Inc. has a policy of encouraging stock ownership by management. As such, Mr. Forster, Mr. Hill, Mr. Koziar and Mr. Santo have a high level of ownership, which compares favorably to executives in utility and general industry peer companies. To further reinforce executive ownership, such individuals have previously been required to lock up and not sell certain shares they individually own for five years.

     DPL Inc. also maintains an incentive program for individuals managing all financial assets of DPL Inc. This program is described in note (3) to the Summary Compensation Table.

     CEO Compensation

     The Chief Executive Officer's total compensation potential for 2002 was based on the median of general industry practices. The Chief Executive Officer's annual and long-term incentive programs are variable enough to provide actual total compensation at median general industry levels.

     Overall, Mr. Hill's performance met expectations for 2002. Mr. Hill's salary was increased by 8% for 2002 based on the Committee's assessment of his individual contributions, consistent with the performance criteria used for all executives. He also received a bonus for 2002 based on meeting operation and maintenance targets and capital budgets which were weighted equally.

     Conclusion

     As a result of the cash settlement of the one-time restricted stock unit
(RSU) awards earned in 2000 (see page 15, footnote 3), a portion of the compensation payable to executives was subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code. However, the Committee generally attempts to structure compensation to preserve tax deductibility.

     The Committee believes that DPL Inc.'s annual and long-term incentive plan goals have contributed to DPL Inc.'s total return on common equity being higher than the utility industry as a whole between 1997 and 2002.

                                    Compensation and Management Review Committee

                                    Burnell R. Roberts, Chairman
                                    James F. Dicke, II
                                    W August Hillenbrand
                                    Scott M. Stuart

Other Matters

     In 2002, DPL Inc. directors who are not employees received an annual award of 1,500 common share units for services as a director. The annual share unit award replaced cash director fees effective July 1, 2000. Previously, directors received $12,000 annually plus meeting attendance and committee fees.

     Non-employee directors were eligible to receive grants of stock options under the DPL Inc. Stock Option Plan. Each non-employee director, except Mr. Forster, was granted an option to purchase 50,000 shares on February 1, 2000 at an above market exercise price of $21 per share. The closing price on February 1, 2000 was $19 1/16 per share. These options represent a three-year block grant, are currently exercisable and expire on February 1, 2010.

     With the expiration of the Director Stock Option Plan, beginning in 2003, Director Compensation will consist of a Retainer of $55,000, Board Meeting fees of $5,000 per meeting, Committee Chair Retainer of $10,000, Committee Meeting Fees of $4,000 per meeting and a Special Meeting fee of $3,000 per meeting.

     DPL Inc. maintains a Deferred Compensation Plan for non-employee directors in which payment of directors' fees may be deferred. Under the standard deferred income program directors are entitled to receive a lump sum payment or payments in installments over a period up to 20 years. Effective January 31, 2000, the supplementary deferred income program was terminated for current directors and the value of each director's supplementary account transferred to his or her standard deferral account. All current directors have designated their standard deferral account be invested in DPL Inc. common share units.

     Mr. Forster, who retired as Chief Executive Officer of DPL Inc. effective December 31, 1996, entered into a three year agreement with DPL Inc. and DP&L pursuant to which he serves as Chairman of the Board of DPL Inc. and DP&L and provides advisory and strategic planning services. The term of the agreement is automatically extended each December 31 for an additional year unless either party gives advance notice of nonrenewal. For these services, Mr. Forster receives an annual fee of $650,000 (as well as such bonuses, if any, as may be determined by the Compensation and Management Review Committee in its discretion) and is eligible to receive grants of stock options under the DPL Inc. Stock Option Plan. As Chairman, Mr. Forster is responsible for the long-term strategic planning of the Company, the oversight of financial assets, and the evaluation and recommendations relating to the merger, acquisition and disposition of utility assets. Mr. Forster participates in an incentive program for individuals managing financial assets.

Certain Transactions

     On March 13, 2000, Dayton Ventures, Inc. and Dayton Ventures LLC, affiliates of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), purchased a combination of trust preferred securities issued by a trust established by DPL Inc., voting preferred shares of DPL Inc. and warrants to purchase common shares of DPL Inc. for $550 million. The trust preferred securities were redeemed at par in 2001 with proceeds of a new issuance of trust preferred securities and DPL Inc. Senior Notes. The 6.6 million Series B voting preferred shares have voting power not exceeding 4.9% of the total outstanding voting power of DPL Inc.'s voting securities and were purchased by Dayton Ventures LLC for an aggregate purchase price of $68,000. The warrants to purchase 31.6 million common shares (representing approximately 19.9% of the common shares then outstanding) have a term of 12 years, an exercise price of $21 per share, and were purchased by Dayton Ventures LLC for an aggregate purchase price of $50 million. DPL Inc. has agreed to pay KKR an annual management, consulting and financial services fee of $1 million. At December 31, 2002 DPL Inc. had subscribed to invest up to $190 million over time in KKR-sponsored investment funds on customary terms.

[THE FOLLOWING MATERIAL WAS REPRESENTED AS A LINE CHART IN PRINTED VERSION]

Performance Comparison

                               Investment Returns
                            Value of $1000 Invested

                       Dow Jones          S&P Electric
Date      DPL Inc.     Industrial Avg.    Utilities       S&P Utilities

Dec-97    $1,000.00    $1,000.00          $1,000.00       $1,000.00
Dec-98    $1,183.23    $1,181.27          $1,161.80       $1,146.06
Dec-99    $999.32      $1,502.30          $972.89         $1,041.91
Dec-00    $1,986.11    $1,431.39          $1,494.55       $1,635.74
Dec-01    $1,493.50    $1,354.69          $1,245.04       $1,139.76
Dec-02    $997.60      $1,152.36          $1,057.31       $798.47

Dividends Reinvested

Summary Compensation Table

     Set forth below is certain information concerning the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of DPL Inc. and its major subsidiary DP&L, for the last three fiscal years, for services rendered in all capacities.

                                                                                       Long Term Compensation
                                                                        -----------------------------------------------------
                                                      Annual
                                                   Compensation              Securities
                                             ------------------------        Underlying           LTIP           All Other
                                                Salary      Bonus(1)         Options(2)        Payouts(3)     Compensation(4)
   Name and Principal Position       Year        ($)           ($)        (No. of Shares)          ($)              ($)
   ---------------------------       ----       ------      --------      ---------------      ----------     ---------------
Allen M. Hill (5)                    2002     $730,000      $210,000                  --               --         $ 1,000
 President and Chief Executive       2001      675,000            --                  --               --           1,000
 Officer -- DPLInc. and DP&L         2000      600,000       300,000       1,350,000 sh.       $2,180,000           1,000

Stephen F. Koziar, Jr. (6)           2002     $375,000      $210,000         300,000 sh.               --         $ 1,000
 President and Chief Executive       2001      302,000            --                  --               --           1,000
 Officer -- elect DPL Inc. and       2000      272,000       100,000         495,000 sh.       $1,100,000           1,000
 DP&L

Peter H. Forster (7)                 2002     $650,000      $100,000         300,000 sh.       $  840,000         $39,375
 Chairman -- DPL Inc. and            2001      600,000            --                  --               --          43,000
 DP&L                                2000      550,000       300,000       2,400,000 sh.       $3,312,000          61,000

Elizabeth M. McCarthy (8)            2002     $345,000      $ 47,000                  --               --         $ 1,000
 Group Vice President and Chief      2001      330,000            --         125,000 sh.               --           1,000
 Financial Officer -- DPL Inc.       2000      280,000       220,000         250,000 sh.       $  300,000           1,000
 and DP&L

H. Ted Santo (9)                     2002     $291,000      $ 79,000                  --               --         $ 1,000
 Group Vice President -- DP&L        2001      283,000            --                  --               --           1,000
                                     2000      271,000       109,350         375,000 sh.       $  100,000           1,000

----------------------
(1) Amounts in this column represent awards made under the Management Incentive Compensation Program ("MICP"). Awards are based on achievement of specific predetermined operating and management goals in the year indicated and paid in the year earned or in the following year.

(2) Amounts in this column for 2000 represent a three-year block grant of stock options to the named executive under the DPL Inc. Stock Option Plan in lieu of awards under the MSIP. Each executive, except Ms. McCarthy, was granted a number of option shares equal to three times the executive's earned RSUs held in the Master Trust under the MSIP. See "Option Grants in Last Fiscal Year."

(3) Amounts shown for 2000 include the dollar value of a one-time contingent award of RSUs approved by the Compensation Committee in 1999 which could be earned only if the closing price of DPL Inc. common shares on the NYSE Consolidated Transactions Tape achieved $26 per share between June 1999 and July 1, 2001. These RSUs were earned in 2000 and settled in cash.

     Amounts in this column also represent annualized incentives earned by the named executive officer under a long-term incentive program for individuals managing all financial assets of DPL Inc. For 2000, incentives were earned based on annual performance and include $100,000 for Mr. Hill, $1.232 million for Mr. Forster and $100,000 for Mr. Koziar. In 2001 no incentives were awarded under this program. In 2002, Mr. Forster was awarded $840,000 based on financial asset performance in 2001.

(4) Amounts in this column represent employer matching contributions on behalf of each named executive, except Mr. Forster, under the DP&L Employee Savings Plan made to the DPL Inc. Employee Stock Ownership Plan.

(5) Mr. Hill retired from the Company effective January 1, 2003 after over 37 years of service and from the Board of Directors. We offer our sincere appreciation to Mr. Hill and wish him well in his future endeavors.

(6) Mr. Koziar has an employment agreement with DPL Inc. which provides for an annual base salary of not less than $600,000, participation in the MICP, Stock Option Plan, other incentive programs and fringe benefits for executives. The agreement continues until December 31, 2005 unless earlier terminated as provided in the agreement and provides for salary continuation under certain circumstances.

(7) Annual compensation shown for Mr. Forster for 2000, 2001 and 2002 was paid pursuant to an agreement with DPL Inc. and DP&L. All other compensation shown for 2001 and 2002 represents the dollar value of the annual award of 1,500 shares to each non-employee director in lieu of directors fees, and for 2000 represents directors fees of $26,700 and the dollar value of the annual award of 1,500 shares to each non-employee director in lieu of directors fee. Participation in the Director compensation program by Mr. Forster was terminated during the year 2000. See "Information Concerning the Board of Directors and its Committees -- Other Matters."

(8) Ms. McCarthy joined DPL Inc. in March 2000. Ms. McCarthy has an employment agreement with DPL Inc. which provides for annual base salary as determined by the Compensation Committee, participation in the MICP, a stock option grant, $100,000 signing bonus subject to forfeiture and severance benefits.

(9) Mr. Santo retired from the Company effective January 1, 2003 after 27 years of service. We offer our sincere appreciation to Mr. Santo and wish him well in his future endeavors.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended December 31, 2002.

                                                        Individual Grants
                                   -------------------------------------------------------
                                     Number of
                                    Securities        % of Total
                                    Underlying     Options Granted   Exercise
                                     Options       to Employees in    Price     Expiration       Grant Date
     Name                          Granted(#)(1)     Fiscal Year      ($/Sh)       Date      Present Value($)(2)
     ----                          -------------   ---------------   --------   ----------   -------------------
Stephen F. Koziar, Jr. .........      300,000            33%          $14.95     9/24/12           768,000
Peter H. Forster ...............      300,000            33%          $14.95     9/24/12           768,000

----------------------

(1) Options granted pursuant to the DPL Inc. Stock Option Plan on September 24, 2002. These options vest in three cumulative installments of 33 1/3% on December 31, 2002, 2003 and 2004 and become exercisable on January 1, 2005.

(2) The grant date present value was determined using the Black-Scholes pricing model. Significant assumptions used in the model were: expected volatility 24.0%, risk-free rate of return 3.44%, dividend yield of 4.28% and time of exercise 8 years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
   Values

     The following table sets forth information concerning each exercise of stock options during fiscal 2002 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                 Number of Securities              Value of Unexercised
                                     Shares                      Underlying Unexercised                  In-the-Money
                                    Acquired                       Options at Fiscal                  Options at Fiscal
                                       on         Value            Year-End (Number)                   Year-End ($)(1)
                                    Exercise     Realized    -----------------------------     -----------------------------
     Name                              (#)         ($)       Exercisable     Unexercisable     Exercisable     Unexercisable
     ----                           --------     --------    -----------     -------------     -----------     -------------
Allen M. Hill ..................       --           --           --              810,000           --                  --
Stephen F. Koziar, Jr. .........       --           --           --              795,000           --             117,000
Peter H. Forster ...............       --           --           --            2,700,000           --             117,000
Elizabeth M. McCarthy ..........       --           --           --              375,000           --                  --
H. Ted Santo ...................       --           --           --              225,000           --                  --

----------------------
(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at December 31, 2002.

                      Equity Compensation Plan Information

                                                                                                  Number of securities
                                                                                                 remaining available for
                                            Number of securities to be     Weighted-average       future issuance under
                                              issued upon exercise of      exercise price of    equity compensation plans
                                               outstanding options,      outstanding options,     (excluding securities
                                                warrants and rights      warrants and rights    reflected in column (a))
                                            --------------------------   --------------------   -------------------------
               Plan category                           (a)                       (b)                       (c)
Equity compensation plans approved by
 security holders:
 DPL Inc. Stock Option Plan ..............           7,359,500                  $20.90                  642,500
Equity compensation plans not approved
 by security holders .....................
Directors' Deferred Stock Compensation
 Plan ....................................             232,205                     N/A                 See Note 1
Management Incentive Stock Plan ..........           2,123,998                     N/A                 See Note 2
  Total ..................................

----------------------
(1) The Directors' Deferred Stock Compensation Plan (the "Directors' Stock Plan") provided for the annual award of DPL Inc. common shares to non-employee directors for services as a director. All shares awarded under the Directors' Stock Plan are transferred to the Master Trust. There was no stated maximum number of shares that may have been awarded under the Directors' Stock Plan.

(2) The Management Stock Incentive Plan (the "MSIP") provided for the award of Restricted Share Units ("RSUs") to executives. Earning of RSUs was dependent on the performance of DPL Inc. over a three-year performance period. For each RSU which was earned and vests, a participant received the equivalent of one DPL Inc. common share plus dividend equivalents from the date of award. All payouts of vested RSUs under the MSIP are deferred until retirement and are made in DPL Inc. common shares. The Stock Option Plan replaced the MSIP and no additional awards have been made under the MSIP.

Change in Control Agreements

     DPL Inc. has in place agreements with each of Mr. Koziar and Ms. McCarthy providing for the payment of benefits upon the consummation of a change in control of DPL Inc. or DP&L (generally, defined as the acquisition of 50% or more of the voting securities (15% or more without board approval) or certain mergers or other business combinations). The agreements require the individuals to remain with DPL Inc. throughout the period during which any change of control transaction is pending in order to help put in place the best plan for the shareholders. The principal benefits under each agreement include payment of the following: (i) 300% of the sum of the individual's annual base salary at the rate in effect on the date of the change in control plus the average amount paid to the individual under the MICP for the three preceding years; (ii) all awarded or earned but unpaid RSUs; and (iii) continuing medical, life, and disability insurance. In addition, upon termination of the individual's employment under specified circumstances during the pendency of a change of control, the individual is entitled to receive the individual's full base salary and accrued benefits through the date of termination and the individual's award for the current period under the MICP (or for a completed period if no award for that period has yet been determined) fixed at an amount equal to his average annual award paid for the preceding three years. In the event any payments under these agreements are subject to an excise tax under the Internal Revenue Code of 1986, the payments will be adjusted so that the total payments received on an after-tax basis will equal the amount the individual would have received without imposition of the excise tax. The agreements are effective for one year but are automatically renewed each year unless DPL Inc. or the participant notifies the other one year in advance of its or his or her intent not to renew. DPL Inc. is obligated at the time of a change of control to fund its obligations under the agreements and under the Directors' and Officers' Compensation Plans by transferring required payments to a grantor trust (the "Master Trust."). Mr. Forster's agreement with DPL Inc. and DP&L contains similar benefits provisions.

Pension Plans

     The following table sets forth the estimated total annual benefits payable under the DP&L retirement income plan and the supplemental executive retirement plan to executive officers at normal retirement date (age 65) based upon years of credited service and final average annual compensation (including base and incentive compensation) for the three highest years during the last five:

                                    Total Annual Retirement Benefits for
                                     Years of Credited Service at Age 65
                             ------------------------------------------------
 Final Average
Annual Earnings              10 Years     15 Years     20 Years     30 Years
---------------              --------     --------     --------     ---------
  $ 200,000 ..............   $ 48,288     $ 72,432     $ 96,576     $128,821
    400,000 ..............    105,288      157,932      210,576      242,821
    600,000 ..............    162,288      243,432      324,576      356,821
    800,000 ..............    219,288      328,932      438,576      470,821
  1,000,000 ..............    276,288      414,432      552,576      584,821
  1,200,000 ..............    233,288      499,932      666,576      698,821
  1,400,000 ..............    390,288      585,432      780,576      812,821

     The years of credited service for the named executive officers are Mr. Hill--33 yrs.; Mr. Koziar--33 yrs.; Ms. McCarthy--20 yrs. and Mr. Santo--27 years. Benefits are computed on a straight-life annuity basis, are subject to deduction for Social Security benefits and may be reduced by benefits payable under retirement plans of other employers. Mr. Forster ceased to accrue benefits under the retirement plan effective upon his retirement as an employee of DPL Inc. and DP&L.

     Benefits paid by the supplemental plan was modified in 2000 for the named executive officers other than Ms. McCarthy and the benefits enumerated above reduced by 21%. The present value of these individual's accrued benefit under the supplemental plan determined by DPL Inc.'s actuary was segregated and benefits thereafter are determined on the basis of selected asset performance.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to the beneficial ownership of common shares and Series B voting preferred shares of DPL Inc. as of February 11, 2003 by each person or group known by the Company to own more than 5% of the common shares or Series B voting preferred shares.

                                            Common Shares               Series B Voting Preferred Shares
                                          Beneficially Owned                   Beneficially Owned
                                     --------------------------------   --------------------------------
Name                                     Number      Percent of Class      Number       Percent of Class
----                                 -------------   ----------------   ------------    ----------------
Dayton Ventures LLC(1) ........      31,560,000(2)        24.9%         6,600,000(3)          100%
  c/o Kohlberg Kravis
  Roberts & Co. LP
  9 W. 57th Street
  New York, NY 10019

----------------------
(1) Dayton Ventures LLC is a Delaware limited liability company, the sole members of which are KKR 1996 Fund L.P. and KKR Partners II, L.P. As a member of each of KKR 1996 GP LLC and Strata LLC, the ultimate parent entities of KKR 1996 Fund and KKR Partners II, respectively, each of Messrs. George R. Roberts and Scott M. Stuart, who are directors of DPL Inc. and DP&L, may be deemed to beneficially own any shares or warrants beneficially owned by Dayton Ventures LLC, although each such individual disclaims beneficial ownership of such shares and warrants.

(2) Dayton Ventures LLC does not own any common shares. Number of common shares represents the number of common shares issuable upon exercise of warrants.

(3) The 6,600,000 Series B voting preferred shares, which represent up to 4.9% of the outstanding voting power of DPL Inc.'s voting securities and were issued to Dayton Ventures LLC in the KKR transaction, may be redeemed on a share for share basis to the extent common shares are issued upon exercise of the warrants held by Dayton Ventures LLC.

                SECURITY OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

     Set forth below is information concerning the beneficial ownership of common shares of DPL Inc. by each executive officer of DPL Inc. or DP&L named in the Summary Compensation Table (other than executive officers who are directors of DPL Inc. whose security ownership is found under "Election of Directors") as of February 11, 2003. Please refer to Note (1) on Page 6 for the security ownership of all directors and executive officers of DPL Inc. and DP&L.

           Name of                      Amount and Nature of   Percent of
      Executive Officer                 Beneficial Ownership     Class
      -----------------                 --------------------   ----------
      Allen M. Hill .................    547,920 shares (1)       *
      H. Ted Santo ..................    146,828 shares (2)       *
      Elizabeth M. McCarthy .........         78 shares           *

----------------------
*    Less than one percent

(1) The number of shares shown for Mr. Hill includes 37,421 common shares and 510,499 Restricted Share Units. RSUs have no voting rights.

(2) The number of shares shown for Mr. Santo includes 4,636 Common Shares and 142,192 Restricted Share Units. RSUs have no voting rights.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP served as independent public accountants of DPL Inc. for the year 2002. The Finance and Audit Review Committee has not yet selected independent public accountants for DPL Inc. for 2003 and is currently soliciting competitive proposals from several accounting firms, including PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

Audit Fees

     PricewaterhouseCoopers billed DPL Inc. $614,000 for professional services rendered for the audit of DPL Inc.'s financial statements and reviews of financial statements included in DPL Inc.'s Form 10-Qs for 2002.

All Other Fees

     PricewaterhouseCoopers billed DPL Inc. $296,000 for all other non-audit services rendered in 2002. These other fees were related principally to other audit-related services and tax matters. There were no services performed with respect to financial information systems design and implementation.

     The Finance and Audit Review Committee considered whether the provision of the other non-audit services described above is compatible with maintaining PricewaterhouseCoopers' independence.

                              SHAREHOLDER PROPOSALS

     A proposal by a shareholder intended for inclusion in the proxy materials of DPL Inc. for the 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 must be received by DPL Inc. at P.O. Box 1247, Dayton, Ohio 45401, Attn.:
Secretary, on or before November 1, 2003 in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2004 Annual Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by DPL Inc. at the above address on or before (i) 50 days before the date of the 2004 meeting (or 10 days after notice of the meeting if less than sixty days notice is given) for proposals relating to nomination of persons for election as directors or (ii) January 15, 2004 for any other proposals. If DPL Inc. does not receive notice of the matter by the applicable date, the Proxy Committee will vote on the matter, if presented at the meeting, in its discretion.

                                OTHER BUSINESS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies will vote thereon in their discretion.

                                        By order of the Board of Directors,

                                        /s/ ARTHUR G. MEYER

                                        ARTHUR G. MEYER
                                        Vice President and Secretary

                                                                       Appendix

                   FINANCE AND AUDIT REVIEW COMMITTEE CHARTER
                           (Adopted January 29, 2003)

Organization

     The Finance and Audit Review Committee of DPL Inc. (the "Company") shall have at least three members comprised solely of "independent" directors as defined by relevant law and the New York Stock Exchange listing standards. The members of the Committee must also satisfy the financial literacy requirements of the NYSE and at least one member should be a "financial expert" as required by relevant law and have accounting or related financial management expertise.

     The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Committee members shall hold their offices for one year and until their successors are elected and qualified, or until their earlier resignation or removal. The Chairman of the Committee, who shall be appointed by the Board, shall meet the definition of "financial expert."

     No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors
(1) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (2) discloses such determination in the annual proxy statement.

     The Committee shall meet at least four times each year, or more frequently as circumstances dictate. As part of the responsibility to foster open communication, the Committee should meet at least twice per year with management and the internal audit staff and the independent auditors in separate sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. When, deemed appropriate, meetings may be held in person or by telephone.

     The Committee shall keep a separate book of minutes of its proceedings and actions. A representative from the Company shall give notice, personally or by mail, telephone, facsimile or electronically, to each member of the Committee of all meetings not later than 12 noon of the day before the meeting, unless all of the members of the Committee in office waive notice thereof in writing at or before the meeting, in which case the meeting may be held without the aforesaid advance notice. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

     The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. Each Committee must perform an annual evaluation of such Committee in accordance with the NYSE listing standards.

Purpose

     The Committee is charged with overseeing the financial plan of the Company and recommending to the Board actions and policies that will best accommodate the Company's objectives and operating strategies while maintaining its sound fiscal health. In order to fulfill its responsibilities to the Company's stockholders, potential stockholders, and the investment community, the Committee will provide independent and objective oversight of the accounting functions and internal controls and will monitor the integrity of the independent auditors and the objectivity of the Company's financial statements and disclosures. Specifically, the Committee's primary duties and responsibilities shall be to:

   o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

   o Monitor the independence and performance of the Company's independent auditors and monitor the performance of the Company's internal audit function;

   o Appoint or replace the Company's independent auditors and approve any audit and non-audit work performed for the Company;

   o Provide an avenue of communication among the independent auditors, management and the Board of Directors;

   o Prepare the report that SEC rules require to be included in the Company's annual proxy statement; and

   o Perform such other similar duties and responsibilities which may be referred to the Committee from time to time by the full Board of Directors.

     The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct general investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's compliance policies.

Responsibilities And Duties

     To fulfill its responsibilities and duties, the Committee shall:

     Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board for approval and have the document published in accordance with the SEC and NYSE rules.

     2. Review the Company's annual audited financial statements and quarterly financial statements prior to filing with the SEC or distribution to stockholders and the public. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Based on review and discussions, make recommendations to the Board whether the Company's annual audited financial statements should be filed with the SEC. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards (SAS) 61.

     3. Discuss earnings press releases in general (i.e., discussion of the types of information to be discussed and the type of presentation to be made); these discussions need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

     4. In consultation with management, review and assess audits conducted by federal, state and other regulatory agencies (including FERC and PUCO) with respect to the Company's electric operations.

     Independent Auditors

     1. Appoint or replace the independent auditors and pre-approve all audit engagement fees and terms and all non-audit engagements with the independent auditors as required by applicable law and NYSE listing rules. The Committee may consult with management but shall not delegate these responsibilities. Ensure the rotation of the lead audit partner as required by law and consider whether to rotate the audit firm itself. Verify that none of the Company's senior executives were employed by the independent auditors during the year preceding the date of initiation of an audit.

     2. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. The Company's independent auditors may not perform the following services for the Company:

        o accounting or bookkeeping services;

        o internal audit services related to accounting controls, financial systems or financial statements;

        o financial information systems design implementation;

        o broker, dealer, investment banking or investment adviser services;

        o appraisal or valuation services;

        o actuarial services;

        o management services or human resources; and

        o legal or other expert services, or any other service that the Public Accounting Oversight Board prohibits through regulation.

     3. Review the independent auditors' audit plan. Discuss scope, staffing, locations, reliance upon management and general audit approach.

     4. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

     5. Obtain and review a report by independent auditors describing auditors' independence and internal quality-control procedures and all material issues raised by the most recent internal quality-control review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and all steps to deal with such issues.

     Financial Reporting Process

     1. Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to the Committee in accordance with SAS No. 61, including such things as management judgments and accounting estimates, significant audit adjustments, disagreements with management and difficulties encountered in performing the audit.

     2. Consider the independent auditors' judgments about the quality, not just the acceptability, and appropriateness of the Company's accounting principles as applied in financial accounting. Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or minority practices.

     3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls, both external and internal. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company's risk assessment and risk management policies. Review significant findings prepared by the independent auditors together with management's responses, including the status of previous recommendations.

     4. Review (a) the accounting treatment accorded significant transactions,
        (b) any significant accounting issues, including any second opinions sought by management on accounting issues, (c) the development, selection and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives, and off-balance sheet structures on the financial statements of the Company and (d) the Company's use of reserves and accruals, as reported by management and the independent auditors.

     Internal Controls and Legal Compliance

     1. Review and discuss with the independent auditors the budget, plan, changes in plan, activities, organizational structure and qualifications of the CFO and Controller's office and internal audit group, as needed. Review significant reports prepared by the CFO and Controller's office and internal audit group, together with management's response and follow-up to these reports.

     2. Review the appointment, performance and replacement of the controller and any other senior personnel responsible for financial reporting.

     3. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all individual's possess an understanding of their roles and responsibilities.

     4. Consider and review with management, the internal audit group and the independent auditors the effectiveness or weakness of the Company's internal controls. Develop in consultation with management a timetable for implementing recommendations to correct identified weaknesses. Monitor significant changes in internal controls.

     5. Review the coordination between the independent public accountants and internal auditors and review the risk assessment processes, scopes and procedures of the Company's internal audit work and whether such risk assessment processes, scopes and procedures are adequate to attain the internal audit objectives as determined by the Company's management and approved by the committee; and review the quality and composition of the Company's internal audit staff.

     6. Review with the Company's counsel the Company's compliance with laws, regulations and the Company's Code of Business Conduct and confirm that management has proper review systems in place to ensure that the Company's financial statements, reports and other information disseminated to governmental organizations, and the public, satisfy legal and regulatory requirements.

     7. Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters; and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

     8. Obtain from the independent auditors assurance that Section 10A (audit requirements) of the Securities Exchange Act of 1934 has not been implicated.

     9. Request and receive reports on the design and implementation of internal controls. Monitor significant changes in internal controls and address any weaknesses.

     Finance

     1. Review analyses prepared by management regarding the Company's financial structure, dividend policy and financings. When applicable, make recommendations to the Board regarding financial advisors and financing transactions.

     2. Review credit ratings, credit facilities and external financing.

     Miscellaneous

     1. Annually cause to be filed in the company's annual proxy statement a report to stockholders as required by the reporting requirements of the SEC.

     2. Make or authorize investigations into any matters within the Committee's scope of responsibilities and, in connection therewith, may retain independent counsel, accountants or others to assist it without having to seek the approval of the Board.

     3. Make regular reports to the Board and evaluate annually its performance in accordance with relevant law and NYSE listing rules.

     4. The Audit and Finance Committee shall perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit and Finance Committee deems appropriate or necessary.


                                      A-6                               42-PS-03

                                    NOTICE OF

                                     ANNUAL
                                     MEETING

                                 OF SHAREHOLDERS

                                  April 9, 2003

                                       AND

                                      PROXY
                                    STATEMENT


                                 [DPL GRAPHIC]

                                 -------------

                                    DPL Inc.
                                  Dayton, Ohio

[0942 - DPL INC.] [FILE NAME: ZDPL5B.ELX] [VERSION - (1)] [02/12/03] [orig. 02/12/03]

ZDPL5B       DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


                                      PROXY

                                    DPL INC.

                   PROXY Solicited by the Board of Directors
                    for 2003 Annual Meeting of Shareholders

     James F. Dickie, II, Jane G. Haley and W August Hillenbrand or any of them with full power of substitution, are hereby appointed proxies to vote as specified at the Annual Meeting of Shareholders of DPL Inc. on Wednesday, April 9, 2003, at 1:30 P.M., and at any adjournments thereof, all Common Shares which the undersigned is entitled to vote and in their discretion upon any other matters which may properly come before the meeting.

     UNLESS OTHERWISE MARKED, YOUR PROXY WILL BE VOTED FOR THE PROPOSALS BY SIMPLY SIGNING YOUR NAME ON THE REVERSE SIDE AND RETURNING THIS CARD.

-------------                                                    ---------------
 SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                               SIDE
------------                                                     ---------------

DPL INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8560
EDISON, NJ 08818-8694

[0942 - DPL INC.] [FILE NAME: ZDPL5A.ELX] [VERSION - (3)] [02/20/03] [orig. 02/12/03]

ZDPL5A        DETACH HERE IF YOU ARE RETURNING YOUR PROXY BY MAIL.

      Please mark
[ X ] votes as in
      this example

This proxy is solicited on behalf of the Board of Directors. If no boxes are marked, your vote will be cast as recommended by the Board of Directors by simply signing your name below and returning this card.

1. Election of Three Directors.
   Nominees: (01) Wallace Creek, (02) Michael W. Grebe, (03) Ernie Green.

           FOR                                     WITHHELD
           ALL      [  ]                   [  ]    FROM ALL
         NOMINEES                                  NOMINEES


[  ] ----------------------------------------            The Annual Meeting of Shareholders will be held at Fort
     For all nominees except as written aboce            Recovery Elementary/Middle School.  Fort Recovery, Ohio. To
                                                         request an attendance card for the meeting, please mark below;


                                                         MARK HERE FOR ATTENDANCE CARD                  [  ]

                                                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]

                                                         Please sign exactly as your name appears.  If acting as attorney, executor, trustee, or in a fiduciary capacity, sign name and title.

Signature:                              Date:           Signature:                                Date:
          ----------------------------       ---------             ---------------------------            --------
